Exhibit 99

Contact: Charity Frantz
July 23, 2026	570-724-0225
charityf@cnbankpa.com

C&N DECLARES DIVIDEND AND ANNOUNCES SECOND QUARTER 2026 UNAUDITED FINANCIAL RESULTS

For Immediate Release:

Wellsboro, PA – Citizens & Northern Corporation (“C&N”) (NASDAQ: CZNC) announced its most recent dividend declaration and its unaudited, consolidated financial results for the three-month and six-month periods ended June 30, 2026. C&N’s principal activity is community banking, and its largest subsidiary is Citizens & Northern Bank (the “Bank”).

Referring to second quarter 2026 results, Brad Scovill, C&N’s President and CEO noted, “This was a really good bounce-back quarter from an earnings perspective with net income of $14.1 million or $0.79 per share. We had nice revenue growth, net interest margin expansion and loan recoveries in excess of charge-offs. You can see the positive contribution of the Susquehanna acquisition in the $11.5 million increase in year-to-date pre-tax, pre-provision net revenue over the amount for the first six months of 2025 and in the continued improvement in the efficiency ratio to 60% for the second quarter 2026. We made some progress in the second quarter on problem loan workouts as evidenced by our net recoveries and slightly improved non-performing loans and non-performing assets ratios.  While total loans receivable decreased at June 30, 2026 as compared to the prior quarter-end and year-end amounts due to pay-offs of a few larger commercial purpose loans, originations were reasonably strong. Based on our pipelines, we are optimistic about the prospects for profitable loan growth in the second half of this year.”

Dividend Declared

On July 23, 2026, C&N’s Board of Directors declared a regular quarterly cash dividend of $0.28 per share payable August 14, 2026, to shareholders of record as of August 3, 2026.

Highlights:

●	Net income was $14,057,000, or $0.79 per diluted share for the second quarter 2026 as compared to $273,000, or $0.02 per diluted share in the first quarter 2026 and $6,117,000, or $0.40 per diluted share in the second quarter 2025. Net income for the six months ended June 30, 2026 was $14,330,000, or $0.81 diluted earnings per share, up from $12,410,000, or $0.80 diluted earnings per share for the first six months of 2025.
●	Pre-tax, pre-provision net revenue (“PPNR”), a non-GAAP financial measure, was $15,815,000 for the second quarter 2026 as compared to $14,142,000 for the first quarter 2026 and $10,273,000 for the second quarter of 2025. PPNR was $29,957,000 for the six months ended June 30, 2026 as compared to $18,424,000 for the six months ended June 30, 2025. PPNR measures the strength of C&N’s core earnings from recurring operations independent of credit volatility. The higher PPNR results in the two most recent quarters include the net impact of growth in net interest income, noninterest income and noninterest expense resulting from C&N’s acquisition of Susquehanna Community Financial, Inc. (“Susquehanna”) on October 1, 2025. PPNR includes net interest income and noninterest income, net of noninterest expense, but excludes the (credit) provision for credit losses, realized gains or losses on securities, the income tax provision, merger-related expenses and other nonrecurring items included in earnings. See Table 12 for additional information.
●	C&N recorded a credit for credit losses (reduction in expense) of $1,846,000 in the second quarter 2026 as compared to a provision for credit losses of $13,602,000 in the first quarter 2026. The credit for credit losses in the second quarter 2026 included the impact on the allowance for credit losses (“ACL”) of changes in qualitative factors, net recoveries of $403,000 and a reduction in loans receivable. In comparison, the provision for credit losses in the first quarter 2026 was primarily driven by the impact on the ACL of net charge-offs totaling $10,808,000. As described in more detail under Asset Quality, the elevated level of net charge-offs in the first quarter 2026 included a charge-off of $10,056,000 on a non-owner occupied commercial real estate loan. For the six months ended June 30, 2026, the provision for credit losses was $11,756,000, up from $2,590,000 for the first six months of 2025.

●	Net interest income for the second quarter 2026 increased $1,164,000 over the total for the first quarter 2026 and $8,476,000 over the total for second quarter 2025. For the first six months of 2026, net interest income was $16,955,000 higher than in the corresponding period of 2025. The net interest margin increased 0.09% to 4.07% for the second quarter 2026 from 3.98% for the first quarter 2026 and increased 0.55% from 3.52% for the second quarter 2025. The net interest margin increased 0.57% to 4.02% for the first six months of 2026 from 3.45% for the corresponding period of 2025.
●	Total loans receivable was $36,003,000 lower at June 30, 2026 compared to March 31, 2026, mainly due to higher pay-downs and pay-offs of some larger commercial-purpose loans in the second quarter 2026. Average loans receivable increased $17,226,000, or 2.9% (annualized), for the second quarter 2026 as compared to the total for the first quarter 2026. Average loans receivable increased $473,193,000, or 24.9%, for the six months ended June 30, 2026 as compared to the first six months of 2025.
●	At June 30, 2026, C&N’s highly liquid sources of available funds totaled $1.387 billion, or 169.1% of uninsured deposits and 212.6% of uninsured and uncollateralized deposits.

Balance Sheet

◾	Total assets were $3,151,984,000 at June 30, 2026 down from $3,164,340,000 at March 31, 2026 and up from $2,610,875,000 at June 30, 2025.
◾	Cash and due from banks totaled $82,537,000 at June 30, 2026, up from $54,798,000 at March 31, 2026 and down from $99,619,000 at June 30, 2025.
◾	The fair value of available-for-sale debt securities totaled $496,829,000 at June 30, 2026, down from $497,367,000 at March 31, 2026 and up from $406,052,000 at June 30, 2025. The increase in available-for-sale debt securities from June 30, 2025 included the impact of purchases of available-for-sale debt securities from funding provided by proceeds from the sale of most of the securities acquired from Susquehanna.
◾	Gross loans receivable totaled $2,348,847,000 at June 30, 2026, down $36,003,000 from total loans at March 31, 2026 and up $429,589,000 from total loans at June 30, 2025. On October 1, 2025, $393,587,000 of loans receivable were recorded pursuant to the acquisition of Susquehanna. The reduction in loans receivable at June 30, 2026 as compared to March 31, 2026 included a decrease of $16,396,000 in loans to political subdivisions and a decrease in commercial construction and land loans of $11,708,000. The reductions in outstanding loans to political subdivisions and commercial construction and land loans were caused primarily by pay-offs of one loan within each category.
◾	Deposits totaled $2,603,735,000 at June 30, 2026, up $3,682,000 from March 31, 2026 and $493,959,000 from June 30, 2025. Deposits of $501,488,000 were assumed from Susquehanna, effective October 1, 2025. Average total deposits increased $17,245,000, or 2.7% (annualized) during the second quarter 2026 from the first quarter 2026 and were $493,355,000 or 23.8% higher for the six months ended June 30, 2026 as compared to the first six months of 2025.
◾	The outstanding balance of borrowed funds, including Federal Home Loan Bank advances, repurchase agreements, senior notes and subordinated debt, totaled $170,035,000 at June 30, 2026, down $23,011,000 from March 31, 2026 and $14,215,000 from June 30, 2025. On June 1, 2026, senior notes totaling $15,000,000 matured and were redeemed. Also on June 1, 2026, the interest rate on subordinated notes totaling $25,000,000 adjusted from a fixed rate of 3.25% to a variable rate that will reset quarterly based on the Term Secured Overnight Financing Rate plus 259 basis points. At June 30, 2026, the interest rate on the outstanding subordinated notes was 6.25%. C&N is entitled to redeem the subordinated notes, in whole or in part, at any time on or after June 1, 2026, subject to regulatory approval to the extent required.
◾	Total stockholders’ equity was $346,139,000 at June 30, 2026, up from $335,564,000 at March 31, 2026 and $286,357,000 at June 30, 2025.
◾	Within stockholders’ equity, the portion of accumulated other comprehensive loss related to available-for-sale debt securities was $24,284,000 at June 30, 2026, $25,096,000 at March 31, 2026 and $31,017,000 at June 30, 2025. The volatility in the fair value of the portfolio has resulted from changes in interest rates. Management reviewed the available-for-sale debt securities as of June 30, 2026 and concluded, as of such date, that there were no credit-related declines in fair value and no allowance for credit losses was recorded as of June 30, 2026. Accumulated other comprehensive losses are excluded from C&N’s regulatory capital ratios.

Asset Quality

◾	Total nonperforming assets as a percentage of total assets was 1.28% at June 30, 2026, down from 1.33% at March 31, 2026 and up from 1.06% at December 31, 2025 and 0.98% at June 30, 2025. Total nonperforming assets were $40,275,000 at June 30, 2026, down from $42,113,000 at March 31, 2026 and up from $33,113,000 at December 31, 2025 and $25,678,000 at June 30, 2025. The increase in nonperforming assets in 2026 from 2025 included the impact of a non-owner occupied, commercial real estate loan described in more detail below as nonaccrual at June 30 and March 31, 2026. Included in nonaccrual loans were loans purchased with credit deterioration (“PCD loans”) that were acquired as part of the Susquehanna merger on October 1, 2025 with a total amortized cost basis of $8,371,000 at June 30, 2026, $8,566,000 at March 31, 2026 and $6,762,000 at December 31, 2025.
◾	In the second quarter 2026, C&N recorded net recoveries totaling $403,000 or 0.07% (annualized) of average loans receivable compared to net charge-offs of $10,808,000 or 1.83% (annualized) of average loans receivable in the first quarter 2026 and net charge-offs of $548,000 or 0.12% (annualized) of average loans receivable in the second quarter 2025. During the second quarter of 2026, C&N recorded a $675,000 recovery on a loan classified as nonaccrual that was paid off by a borrower through third-party financing. The significant increase in charge-offs in the first quarter of 2026 was due to a non-owner occupied, commercial real estate loan originated in 2022 in the amount of $24 million of which $7,200,000 was participated with another financial institution. The loss of a large tenant as well as cash flow requirements of the borrower’s other properties (which C&N has not financed) caused the loan to be downgraded to substandard and placed on nonaccrual status as of June 30 and March 31, 2026. C&N obtained an updated appraisal in April 2026 which was significantly lower than the original appraisal when the loan was originated, resulting in a charge-off of $10,056,000 which was recorded in the first quarter 2026. In the second quarter 2026, C&N entered into a forbearance agreement with the borrower. During the second quarter 2026, the borrower made payments consistent with the terms of the forbearance agreement, including payments C&N recorded as reductions in the amortized cost basis of the loan totaling $171,000. At June 30, 2026, the amortized cost basis of the loan, net of the partial charge-off, is $5,665,000.
◾	For the six months ended June 30, 2026, net charge-offs totaled $10,405,000, or 0.88% (annualized) of average loans receivable as compared to net charge-offs of $639,000, or 0.07% (annualized) of average loans receivable for the first six months of 2025. The significant increase in charge-offs in the first six months of 2026 was due to the $10,056,000 charge-off on the non-owner occupied, commercial real estate loan discussed above.
◾	The ACL was 1.39% of gross loans receivable at June 30, 2026, down from 1.42% at March 31, 2026 and up from 1.32% at December 31, 2025 and 1.13% at June 30, 2025. The reduction in the ACL as a percentage of loans receivable at June 30, 2026 as compared to March 31, 2026 reflected the impact of a reduction in qualitative factors and in the portion of the ACL attributable to C&N’s net charge-off experience resulting from net recoveries during the second quarter 2026.

Capital

◾	On September 25, 2023, C&N announced a treasury stock repurchase program with no expiration that can be suspended or terminated by the Board of Directors, in its sole discretion. Under this program, C&N is authorized to repurchase up to 750,000 shares of its common stock. There were no shares repurchased during the first six months of 2026. At June 30, 2026, there were 723,465 shares available to be repurchased under the program.
◾	Tangible common book value per share , a non-GAAP financial measure, increased to $15.33 per share at June 30, 2026 from $14.73 per share at March 31, 2026 and $14.98 at June 30, 2025. The Corporation’s tangible common equity ratio, a non-GAAP financial measure, was 8.93% at June 30, 2026 compared to 8.53% at March 31, 2026 and 9.09% at June 30, 2025. See Table 14 and Table 15 for more information, including a reconciliation.
◾	C&N and the Bank are subject to various regulatory capital requirements. At June 30, 2026, Citizens & Northern Corporation and Citizens & Northern Bank maintained regulatory capital ratios that exceeded all capital adequacy requirements and were classified as well-capitalized.

Liquidity

◾	C&N maintained highly liquid sources of available funds totaling $1.387 billion at June 30, 2026, including unused borrowing capacity with the Federal Home Loan Bank of Pittsburgh of $971.1 million, unused availability on the Federal Reserve Bank of Philadelphia’s discount window of $24.9 million, available federal funds lines with other banks of $75 million and available-for-sale debt securities with a fair value in excess of collateral obligations of $316.1 million. At

June 30, 2026, available funding from these sources totaled 169.1% of uninsured deposits, and 212.6% of uninsured and uncollateralized deposits.
◾	At June 30, 2026, C&N’s estimated uninsured deposits totaled $820.2 million, or 31.4% of the Bank’s total deposits, as compared to $856.0 million, or 32.7% of the Bank’s total deposits at March 31, 2026 and $649.2 million, or 30.5% of the Bank’s total deposits at June 30, 2025. Included in uninsured deposits are deposits collateralized by securities (almost exclusively municipal deposits) totaling $167.8 million, or 6.4% of the Bank’s total deposits, at June 30, 2026 as compared to $171.3 million, or 6.5% of the Bank’s total deposits, at March 31, 2026 and $133.6 million, or 6.3% of the Bank’s total deposits at June 30, 2025.

Income Statement- Second Quarter 2026 as Compared to First Quarter 2026

Net Interest Income

◾	Net interest income of $29,618,000 in the second quarter 2026 increased $1,164,000 from the first quarter 2026 result. Average total earning assets increased $15,428,000 from the prior quarter, as average total loans receivable increased $17,226,000. Average total deposits increased $17,245,000 in the second quarter 2026 as compared to the total for the prior quarter.

◾	Accretion of purchase accounting valuation adjustments related to the Susquehanna merger had a net positive impact on net interest income of $416,000 in the second quarter 2026 and $662,000 in the first quarter 2026.

◾	The net interest margin was 4.07% in the second quarter 2026, up 0.09% from 3.98% in the first quarter 2026. The net interest spread increased 0.10%, as the average yield on earning assets increased 0.04% and the average rate on interest-bearing liabilities decreased 0.06%.

(Credit) Provision for Credit Losses

◾	C&N recorded a credit for credit losses (reduction in expense) of $1,846,000 in the second quarter 2026 as compared to a provision for credit losses of $13,602,000 in the first quarter 2026. The credit for credit losses in the second quarter 2026 included the impact on the ACL of changes in qualitative factors, net recoveries of $403,000 and a reduction in loans receivable. In comparison, the provision for credit losses in the first quarter 2026 was primarily driven by the impact on the ACL of net charge-offs totaling $10,808,000. As described in more detail under Asset Quality, the elevated level of net charge-offs in the first quarter 2026 included a charge-off of $10,056,000 on a non-owner occupied commercial real estate loan.

Noninterest Income

◾	Noninterest income of $9,800,000 in the second quarter 2026 increased $1,605,000 from the total for the first quarter 2026. Significant variances included the following:
➢	Other noninterest income of $2,305,000 increased $719,000 mainly from an increase in tax credits related to donations.
➢	Net gains from sales of loans of $608,000 increased $238,000 reflecting an increase in volume of residential mortgage loans sold.

➢	Brokerage and insurance revenue of $816,000 increased $228,000 due to an increase in sales volume.
➢	Trust revenue of $2,242,000 increased $157,000, consistent with appreciation in the trading prices of many U.S. equity securities and an increase in new business.
➢	Service charges on deposit accounts of $1,761,000 increased $111,000, reflecting an increase in volume of fees.

Noninterest Expense

◾	Noninterest expense of $23,839,000 in the second quarter of 2026 increased $1,127,000 from the first quarter 2026 total. Significant variances included the following:

➢	Other noninterest expense of $4,799,000 increased $1,435,000 from the first quarter 2026. Within this category, donations expense increased $895,000, including the impact of donations totaling $933,000 made under the Pennsylvania Educational Improvement Tax Credit program in the second quarter which generated income from tax credits of $840,000. Also within this category, legal fees increased $184,000 as the first quarter total included a reduction in expense resulting from insurance proceeds related to claims paid and expensed in a prior period. Additionally, collections expense increased $90,000 and public company-related expenses increased $83,000.
➢	Data processing expense was $200,000 lower than in the first quarter 2026, reflecting a $100,000 reduction in internet banking expenses and a $78,000 reduction in technology-related professional fees.
➢	Net occupancy and equipment expenses were $163,000 lower than in first quarter 2026, including decreases in snow removal and light and power expenses.

Income Tax Provision

◾	The income tax provision of $3,368,000, or 19.3% of pre-tax income for the second quarter 2026 increased $3,306,000 from $62,000, or 18.5% of pre-tax income, for the first quarter 2026 reflecting an increase in pre-tax income for the quarter.

Other Information:

◾	Trust assets under management by C&N’s Wealth Management Group were $1,554,305,000 at June 30, 2026, up from $1,473,084,000 at March 31 2026, and up 12.6% from $1,380,547,000 at June 30, 2025. Fluctuations in values of assets under management reflect the impact of market volatility.
◾	The outstanding balance of residential mortgage loans originated and serviced by C&N that have been sold to third parties was $454,642,000 at June 30, 2026, up $3,480,000 from March 31, 2026 and up $124,926,000 from the total at June 30, 2025, reflecting the impact of servicing obligations assumed on such loans that had been sold by Susquehanna prior to the merger.

Citizens & Northern Corporation is the bank holding company for Citizens & Northern Bank, headquartered in Wellsboro, Pennsylvania, which operates 35 banking offices located in Bradford, Bucks, Cameron, Chester, Lancaster, Lycoming, McKean, Northumberland, Potter, Snyder, Sullivan, Tioga, Union and York Counties in Pennsylvania and Steuben County in New York, as well as a loan production office in Elmira, New York. Citizens & Northern Corporation trades on NASDAQ under the symbol “CZNC.” For more information about Citizens & Northern Bank and Citizens & Northern Corporation, visit www.cnbankpa.com.

Safe Harbor Statement: Except for historical information contained herein, the matters discussed in this release are forward-looking statements. Forward-looking statements can be identified by the use of words such as "may," "should," "will," "could," "estimates," "predicts," "potential," "continue," "anticipates," "believes," "plans," "expects," "future," "intends" and similar expressions that are intended to identify forward-looking statements.  Investors are cautioned that all forward-looking statements involve risks and uncertainty and are not guarantees of future performance.  Actual results may differ materially from those expressed in forward-looking statements. Factors that may affect future financial results include, without limitation, the following: changes in monetary and fiscal policies of the Federal Reserve Board and the U.S. Government, particularly related to changes in interest rates; changes in general economic conditions; the potential for adverse developments in the banking industry that could have a negative impact on customer confidence, sources of liquidity and capital funding, and regulatory responses to such developments; C&N’s credit standards and its on-going credit assessment processes might not protect it from significant credit losses; legislative or regulatory changes; downturn in demand for loan, deposit and other financial services in C&N’s market area; increased competition from other banks and non-bank providers of financial services; technological changes and increased technology-related costs; information security breach or other technology difficulties or failures; changes in accounting principles, or the application of generally accepted accounting principles; fraud and cyber malfunction risks as usage of artificial intelligence continues to expand; the integration of Susquehanna’s business and operations with those of C&N may divert the attention of the management teams of C&N and Susquehanna and cause a loss in the momentum of their ongoing businesses or have unanticipated adverse results on C&N’s or Susquehanna’s existing businesses, may take longer than anticipated and may be more costly than anticipated; the anticipated cost savings, operational efficiencies and other synergies of the Susquehanna merger may take longer to be realized or may not be achieved in their entirety, and attrition in key client, partner and other relationships relating to the Susquehanna merger may be greater than expected; success of C&N in Susquehanna’s geographic market area will require C&N to attract and retain key personnel in the market and to differentiate C&N from its competitors in the market; and Risk Factors identified in C&N’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Citizens & Northern disclaims any intention or obligation to publicly update or revise any forward-looking statements, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Supplemental, Unaudited Financial Information

TABLE 1 - Consolidated Income Statement Data

(Dollars In Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2026	2026	2025	2026	2025
INTEREST INCOME
Interest and fees on loans:
Taxable	$36,583	$35,641	$28,051	$72,224	$55,554
Tax-exempt	629	619	602	1,248	1,194
Income from available-for-sale debt securities:
Taxable	3,507	3,518	2,329	7,025	4,631
Tax-exempt	562	562	579	1,124	1,152
Other interest and dividend income	285	248	893	533	1,632
Total interest and dividend income	41,566	40,588	32,454	82,154	64,163
INTEREST EXPENSE
Interest on deposits	9,820	10,058	9,284	19,878	18,876
Interest on short-term borrowings	337	276	1	613	1
Interest on long-term borrowings - FHLB advances	1,423	1,446	1,674	2,869	3,463
Interest on senior notes, net	81	121	120	202	241
Interest on subordinated debt, net	287	233	233	520	465
Total interest expense	11,948	12,134	11,312	24,082	23,046
Net interest income	29,618	28,454	21,142	58,072	41,117
(Credit) provision for credit losses	(1,846)	13,602	2,354	11,756	2,590
Net interest income after (credit) provision for credit losses	31,464	14,852	18,788	46,316	38,527
NONINTEREST INCOME
Trust revenue	2,242	2,085	1,967	4,327	4,069
Brokerage and insurance revenue	816	588	554	1,404	1,052
Service charges on deposit accounts	1,761	1,650	1,422	3,411	2,862
Interchange revenue from debit card transactions	1,347	1,267	1,218	2,614	2,254
Net gains from sale of loans	608	370	312	978	517
Loan servicing fees, net	193	108	173	301	311
Increase in cash surrender value of life insurance	527	515	466	1,042	923
Other noninterest income	2,305	1,586	2,030	3,891	3,162
Realized gains on available-for-sale debt securities, net	1	26	0	27	0
Total noninterest income	9,800	8,195	8,142	17,995	15,150
NONINTEREST EXPENSE
Salaries and employee benefits	13,197	13,201	11,067	26,398	22,826
Net occupancy and equipment expense	1,728	1,891	1,403	3,619	2,862
Data processing and telecommunication expense	2,249	2,449	1,981	4,698	4,052
Automated teller machine and interchange expense	535	583	403	1,118	790
Pennsylvania shares tax	587	585	470	1,172	966
Professional fees	744	639	506	1,383	1,023
Merger-related expenses	0	0	167	0	167
Other noninterest expense	4,799	3,364	3,401	8,163	5,755
Total noninterest expense	23,839	22,712	19,398	46,551	38,441
Income before income tax provision	17,425	335	7,532	17,760	15,236
Income tax provision	3,368	62	1,415	3,430	2,826
NET INCOME	$14,057	$273	$6,117	$14,330	$12,410
EARNINGS PER COMMON SHARE - BASIC and DILUTED	$0.79	$0.02	$0.40	$0.81	$0.80

TABLE 2 - CONSOLIDATED BALANCE SHEET DATA

(Dollars In Thousands)

(Unaudited)

	June 30,	March 31,	December 31,	June 30,
	2026	2026	2025	2025
ASSETS
Cash and due from banks:
Noninterest-bearing	$25,947	$30,736	$22,289	$26,320
Interest-bearing	56,590	24,062	23,767	73,299
Total cash and due from banks	82,537	54,798	46,056	99,619
Available-for-sale securities, at fair value	496,829	497,367	506,575	406,052

Loans receivable	2,348,847	2,384,850	2,354,365	1,919,258
Allowance for credit losses	(32,583)	(33,832)	(31,048)	(21,699)
Loans, net	2,316,264	2,351,018	2,323,317	1,897,559

Bank-owned life insurance	62,136	61,609	61,094	52,138
Accrued interest receivable	10,941	11,901	11,594	8,719
Bank premises and equipment, net	26,712	27,256	27,755	21,195
Foreclosed assets held for sale	181	181	189	402
Deferred tax asset, net	18,617	18,827	17,615	17,346
Goodwill	63,311	63,311	63,311	52,505
Core deposit intangibles, net	9,944	10,758	11,573	1,868
Other assets	64,512	67,314	63,390	53,472
TOTAL ASSETS	$3,151,984	$3,164,340	$3,132,469	$2,610,875

LIABILITIES
Deposits:
Noninterest-bearing	$557,892	$568,478	$531,442	$507,317
Interest-bearing	2,045,843	2,031,575	2,033,274	1,602,459
Total deposits	2,603,735	2,600,053	2,564,716	2,109,776
Short-term borrowings	14,643	13,590	28,618	533
Long-term borrowings - FHLB advances	130,392	139,489	120,935	143,894
Senior notes, net	0	14,988	14,970	14,934
Subordinated debt, net	25,000	24,979	24,949	24,889
Accrued interest and other liabilities	32,075	35,677	36,567	30,492
TOTAL LIABILITIES	2,805,845	2,828,776	2,790,755	2,324,518

STOCKHOLDERS' EQUITY
Common stock	18,303	18,303	18,303	16,030
Paid-in capital	184,340	184,325	185,696	142,982
Retained earnings	175,519	166,476	171,214	169,521
Treasury stock, at cost	(8,062)	(8,778)	(10,704)	(11,502)
Accumulated other comprehensive loss	(23,961)	(24,762)	(22,795)	(30,674)
TOTAL STOCKHOLDERS' EQUITY	346,139	335,564	341,714	286,357
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	$3,151,984	$3,164,340	$3,132,469	$2,610,875

TABLE 3 - CONDENSED, CONSOLIDATED KEY FINANCIAL RATIOS AND DATA HIGHLIGHTS

(Dollars In Thousands, Except Share and Per Share Data)

	3 Months Ended			6 Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2026	2026	2025	2026	2025
PERFORMANCE MEASURES:
Net Income per Common Share - Basic and Diluted	$0.79	$0.02	$0.40	$0.81	$0.80
Weighted average basic and diluted shares	17,771,901	17,732,537	15,359,004	17,752,327	15,348,824
Dividends Per Share	$0.28	$0.28	$0.28	$0.56	$0.56
Pre-tax, pre-provision net revenue ("PPNR") (a)	$15,815	$14,142	$10,273	$29,957	$18,424
Return on Average Assets (Annualized)	1.78%	0.03%	0.94%	0.91%	0.96%
Return on Average Equity (Annualized)	16.57%	0.32%	8.66%	8.36%	8.85%
PPNR (Annualized) as a % of Average Assets (a)	2.00%	1.80%	1.59%	1.90%	1.43%
PPNR (Annualized) as a % of Average Equity (a)	18.65%	16.34%	14.54%	17.48%	13.14%
Return on Average Tangible Common Equity (a)	20.99%	0.40%	10.70%	10.58%	10.96%
Efficiency ratio (a)	60.12%	61.63%	65.18%	60.84%	67.51%

	AS OF:
	June 30,	March 31,	December 31,	June 30,
	2026	2026	2025	2025
BALANCE SHEET HIGHLIGHTS
Total Assets	$3,151,984	$3,164,340	$3,132,469	$2,610,875
Available-for-Sale Securities	$496,829	$497,367	$506,575	$406,052
Loans, Net	$2,316,264	$2,351,018	$2,323,317	$1,897,559
Allowance for Credit Losses:
Allowance for Credit Losses on Loans	$32,583	$33,832	$31,048	$21,699
Allowance for Credit Losses on Off-Balance Sheet Exposures	$845	$1,039	$1,029	$742
Deposits	$2,603,735	$2,600,053	$2,564,716	$2,109,776
Total Stockholders' Equity	$346,139	$335,564	$341,714	$286,357
Common shares outstanding, end of period	17,942,105	17,909,958	17,823,444	15,514,943
Common book value	$19.29	$18.74	$19.17	$18.46
Tangible Common Book Value (a)	$15.33	$14.73	$15.11	$14.98

OFF-BALANCE SHEET
Outstanding Balance of Mortgage Loans Sold with Servicing Retained	$454,642	$451,162	$450,120	$329,716
Trust Assets Under Management	1,554,305	1,473,084	1,468,691	1,380,547

(a) See “NON-GAAP Reconciliations.”

TABLE 3 - CONDENSED, CONSOLIDATED KEY FINANCIAL RATIOS AND DATA HIGHLIGHTS (Continued)

(Dollars In Thousands)

	AS OF:
	June 30,	March 31,	December 31,	June 30,
	2026	2026	2025	2025
SAFETY AND SOUNDNESS
Total Risk Based Capital Ratio (b)	14.52%	14.12%	14.45%	15.99%
Tier 1 Risk Based Capital Ratio (b)	12.44%	11.84%	12.18%	13.55%
Common Equity Tier 1 Risk Based Capital Ratio (b)	12.44%	11.84%	12.18%	13.55%
Leverage Ratio (b)	9.61%	9.31%	9.32%	10.21%
Tangible Common Equity / Tangible Assets (a)	8.93%	8.53%	8.80%	9.09%

ASSET QUALITY RATIOS:
Non-performing loans as a % of total loans	1.71%	1.76%	1.40%	1.32%
Non-performing assets as a % of assets	1.28%	1.33%	1.06%	0.98%
Allowance for credit losses as a % of total loans	1.39%	1.42%	1.32%	1.13%
Net recoveries (charge-offs) as a % of average gross loans (annualized):
Three Months Ended	0.07%	(1.83)%	(0.15)%	(0.12)%
Year-to-Date	(0.88)%	(1.83)%	(0.08)%	(0.07)%

(a) See NON-GAAP to GAAP Reconciliations.

(b) Capital ratios are for the Holding Company and the most recent period are estimated.

TABLE 4 - ANALYSIS OF AVERAGE DAILY BALANCES AND RATES

(Dollars In Thousands)

	3 Months		(3)	3 Months		(3)	3 Months		(3)
	Ended		Rate of	Ended		Rate of	Ended		Rate of
	6/30/2026		Return/	3/31/2026		Return/	6/30/2025		Return/
	Average	Income/	Cost of	Average	Income/	Cost of	Average	Income/	Cost of
	Balance	Expense	Funds%	Balance	Expense	Funds%	Balance	Expense	Funds%
EARNING ASSETS
Interest-bearing due from banks	$26,606	$232	3.50%	$25,516	$218	3.46%	$79,868	$855	4.29%
Available-for-sale debt securities, at amortized cost:
Taxable	424,311	3,507	3.32%	427,531	3,518	3.34%	338,539	2,329	2.76%
Tax-exempt (1)	103,807	649	2.51%	104,712	647	2.51%	109,840	658	2.40%
Total available-for-sale debt securities	528,118	4,156	3.16%	532,243	4,165	3.17%	448,379	2,987	2.67%
Loans receivable:
Taxable	2,293,653	36,583	6.40%	2,271,112	35,641	6.36%	1,814,171	28,051	6.20%
Tax-exempt (1)	88,537	779	3.53%	93,852	765	3.31%	87,249	743	3.42%
Total loans receivable (2)	2,382,190	37,362	6.29%	2,364,964	36,406	6.24%	1,901,420	28,794	6.07%
Other earning assets	4,130	53	5.15%	2,893	30	4.21%	2,833	38	5.38%
Total Earning Assets	2,941,044	41,803	5.70%	2,925,616	40,819	5.66%	2,432,500	32,674	5.39%
Bank-owned life insurance	61,796			61,275			51,844
Intangible assets	73,711			74,530			54,425
Other assets	78,605			85,267			53,390
Total Assets	$3,155,156			$3,146,688			$2,592,159

INTEREST-BEARING LIABILITIES
Interest-bearing deposits:
Interest checking	$697,007	$2,513	1.45%	$669,972	$2,328	1.41%	$542,532	$2,708	2.00%
Money market	399,142	1,914	1.92%	385,585	1,850	1.95%	364,238	1,948	2.15%
Savings	347,745	739	0.85%	362,060	848	0.95%	198,553	49	0.10%
Time deposits	579,748	4,654	3.22%	602,443	5,032	3.39%	486,249	4,579	3.78%
Total interest-bearing deposits	2,023,642	9,820	1.95%	2,020,060	10,058	2.02%	1,591,572	9,284	2.34%
Borrowed funds:
Short-term	34,880	337	3.88%	28,203	276	3.97%	980	1	0.41%
Long-term - FHLB advances	133,004	1,423	4.29%	134,034	1,446	4.38%	149,704	1,674	4.49%
Senior notes, net	10,050	81	3.23%	14,979	121	3.28%	14,926	120	3.22%
Subordinated debt, net	24,993	287	4.61%	24,965	233	3.79%	24,874	233	3.76%
Total borrowed funds	202,927	2,128	4.21%	202,181	2,076	4.16%	190,484	2,028	4.27%
Total Interest-bearing Liabilities	2,226,569	11,948	2.15%	2,222,241	12,134	2.21%	1,782,056	11,312	2.55%
Demand deposits	553,828			540,165			498,169
Other liabilities	35,510			38,145			29,260
Total Liabilities	2,815,907			2,800,551			2,309,485
Stockholders' equity, excluding accumulated other comprehensive loss	363,636			366,848			315,520
Accumulated other comprehensive loss	(24,387)			(20,711)			(32,846)
Total Stockholders' Equity	339,249			346,137			282,674
Total Liabilities and Stockholders' Equity	$3,155,156			$3,146,688			$2,592,159
Interest Rate Spread			3.55%			3.45%			2.84%
Net Interest Income		$29,855			$28,685			$21,362
Net Interest Income/Earning Assets			4.07%			3.98%			3.52%
Total Deposits (Interest-bearing and Demand)	$2,577,470			$2,560,225			$2,089,741
Brokered Deposits	$132	1	3.04%	$2,247	21	3.79%	$8,582	96	4.47%
(1)	Annualized rates of return on tax-exempt securities and loans are presented on a fully taxable-equivalent basis, using C&N’s marginal federal income tax rate of 21%. See reconciliation.
(2)	Nonaccrual loans have been included with loans for the purpose of analyzing net interest earnings.
(3)	Rates of return on earning assets and costs of funds have been presented on an annualized basis.

TABLE 5 - ANALYSIS OF AVERAGE DAILY BALANCES AND RATES

(Dollars In Thousands)

	6 Months		(3)	6 Months		(3)
	Ended		Rate of	Ended		Rate of
	6/30/2026		Return/	6/30/2025		Return/
	Average	Income/	Cost of	Average	Income/	Cost of
	Balance	Expense	Funds%	Balance	Expense	Funds%
EARNING ASSETS
Interest-bearing due from banks	$26,064	$450	3.48%	$73,915	$1,576	4.30%
Available-for-sale debt securities, at amortized cost:
Taxable	425,912	7,025	3.33%	339,045	4,631	2.75%
Tax-exempt (1)	104,257	1,296	2.51%	110,488	1,306	2.38%
Total available-for-sale debt securities	530,169	8,321	3.17%	449,533	5,937	2.66%
Loans receivable:
Taxable	2,282,445	72,224	6.38%	1,811,622	55,554	6.18%
Tax-exempt (1)	91,180	1,544	3.41%	88,810	1,471	3.34%
Total loans receivable (2)	2,373,625	73,768	6.27%	1,900,432	57,025	6.05%
Other earning assets	3,515	83	4.76%	2,308	56	4.89%
Total Earning Assets	2,933,373	82,622	5.68%	2,426,188	64,594	5.37%
Bank-owned life insurance	61,537			51,615
Intangible assets	74,118			54,477
Other assets	81,917			51,421
Total Assets	$3,150,945			$2,583,701

INTEREST-BEARING LIABILITIES
Interest-bearing deposits:
Interest checking	$683,564	$4,841	1.43%	$540,897	$5,435	2.03%
Money market	392,401	3,764	1.93%	359,716	3,929	2.20%
Savings	354,863	1,587	0.90%	197,269	98	0.10%
Time deposits	591,033	9,686	3.30%	490,212	9,414	3.87%
Total interest-bearing deposits	2,021,861	19,878	1.98%	1,588,094	18,876	2.40%
Borrowed funds:
Short-term	31,560	613	3.92%	1,189	1	0.17%
Long-term - FHLB advances	133,516	2,869	4.33%	156,013	3,463	4.48%
Senior notes, net	12,501	202	3.26%	14,917	241	3.26%
Subordinated debt, net	24,979	520	4.20%	24,860	465	3.77%
Total borrowed funds	202,556	4,204	4.19%	196,979	4,170	4.27%
Total Interest-bearing Liabilities	2,224,417	24,082	2.18%	1,785,073	23,046	2.60%
Demand deposits (non-interest bearing)	547,034			487,446
Other liabilities	36,820			30,761
Total Liabilities	2,808,271			2,303,280
Stockholders' equity, excluding accumulated other comprehensive loss	365,233			313,982
Accumulated other comprehensive loss	(22,559)			(33,561)
Total Stockholders' Equity	342,674			280,421
Total Liabilities and Stockholders' Equity	$3,150,945			$2,583,701
Interest Rate Spread			3.50%			2.77%
Net Interest Income		$58,540			$41,548
Net Interest Income/Earning Assets (Net Interest Margin)			4.02%			3.45%
Total Deposits (Interest-bearing and Demand)	$2,568,895			$2,075,540
Brokered Deposits	$1,184	22	3.75%	$17,531	408	4.69%
(1)	Annualized rates of return on tax-exempt securities and loans are presented on a fully taxable-equivalent basis, using C&N’s marginal federal income tax rate of 21%. See reconciliation.
(2)Nonaccrual loans have been included with loans for the purpose of analyzing net interest earnings.
(3)	Rates of return on earning assets and costs of funds have been presented on an annualized basis.

TABLE 6 - SUMMARY OF LOANS BY TYPE

(Excludes Loans Held for Sale)

(Dollars In Thousands)

	June 30,	March 31,	December 31,	June 30,	June 30, 2026 vs
	2026	2026	2025	2025	March 31. 2026
Commercial real estate - non-owner occupied:
Non-owner occupied	$550,607	$556,787	$569,974	$488,150	$(6,180)	(1.1)%
Multi-family (5 or more) residential	170,179	170,891	160,284	107,603	(712)	(0.4)%
1-4 Family - commercial purpose	203,093	198,203	197,480	162,208	4,890	2.5%
Total commercial real estate - non-owner occupied	923,879	925,881	927,738	757,961	(2,002)	(0.2)%
Commercial real estate - owner occupied	325,002	326,210	311,792	261,157	(1,208)	(0.4)%
All other commercial loans:
Commercial and industrial	127,268	127,100	128,679	97,632	168	0.1%
Commercial lines of credit	149,546	148,118	139,727	124,515	1,428	1.0%
Political subdivisions	86,701	103,097	96,349	83,811	(16,396)	(15.9)%
Commercial construction and land	111,462	123,170	123,887	99,514	(11,708)	(9.5)%
Other commercial loans	69,098	70,431	71,895	25,027	(1,333)	(1.9)%
Total all other commercial loans	544,075	571,916	560,537	430,499	(27,841)	(4.9)%
Residential mortgage loans:
1-4 Family - residential	405,339	411,451	411,827	375,352	(6,112)	(1.5)%
1-4 Family residential construction	37,737	34,460	32,123	23,144	3,277	9.5%
Total residential mortgage	443,076	445,911	443,950	398,496	(2,835)	(0.6)%
Consumer loans:
Consumer lines of credit (including HELCs)	98,962	98,961	94,060	56,130	1	0.0%
All other consumer	13,853	15,971	16,288	15,015	(2,118)	(13.3)%
Total consumer	112,815	114,932	110,348	71,145	(2,117)	(1.8)%
Total	2,348,847	2,384,850	2,354,365	1,919,258	(36,003)	(1.5)%
Less: allowance for credit losses on loans	(32,583)	(33,832)	(31,048)	(21,699)	1,249	(3.7)%
Loans, net	$2,316,264	$2,351,018	$2,323,317	$1,897,559	$(34,754)	(1.5)%

TABLE 7 - NON-OWNER OCCUPIED COMMERCIAL REAL ESTATE

(Dollars In Thousands)

Loan Type	June 30,	% of	March 31,	December 31,	June 30,
	2026	Total Loans	2026	2025	2025
Retail	$112,665	4.8%	$116,507	$104,513	$89,485
Office	107,923	4.6%	109,404	125,175	118,007
Industrial	96,526	4.1%	98,985	99,476	83,334
Hotels	76,171	3.2%	81,638	82,692	69,163
Self Storage Facilities	59,772	2.5%	55,083	55,434	34,558
Mixed Use	58,871	2.5%	57,897	64,390	60,177
Other	38,679	1.6%	37,273	38,294	33,426
Total Non-owner Occupied CRE Loans	$550,607	23.4%	$556,787	$569,974	$488,150
Total Gross Loans	$2,348,847		$2,384,850	$2,354,365	$1,919,258

TABLE 8 - PAST DUE LOANS AND NONPERFORMING ASSETS

(Dollars In Thousands)

	June 30,	March 31,	December 31,	June 30,
	2026	2026	2025	2025
Collateral dependent loans with a valuation allowance	$5,608	$5,602	$5,401	$239
Collateral dependent loans without a valuation allowance	33,255	35,230	27,027	20,957
Total collateral dependent loans	$38,863	$40,832	$32,428	$21,196

Total loans past due 30-89 days and still accruing	$7,047	$10,217	$18,309	$1,721

Nonperforming assets:
Total nonaccrual loans	$39,748	$41,863	$32,836	$25,190
Total loans past due 90 days or more and still accruing	346	69	88	86
Total nonperforming loans	40,094	41,932	32,924	25,276
Foreclosed assets held for sale (real estate)	181	181	189	402
Total nonperforming assets	$40,275	$42,113	$33,113	$25,678

Total nonperforming loans as a % of total loans	1.71%	1.76%	1.40%	1.32%
Total nonperforming assets as a % of assets	1.28%	1.33%	1.06%	0.98%
Allowance for credit losses as a % of total loans	1.39%	1.42%	1.32%	1.13%

Included in the table above were loans acquired from Susquehanna with credit deterioration (“PCD loans”) totaled as follows:

(Dollars In Thousands)	June 30,	March 31,	December 31,	June 30,
	2026	2026	2025	2025
	PCD Loans	PCD Loans	PCD Loans	PCD Loans
Collateral dependent loans with a valuation allowance	$4,975	$4,970	$5,138	$0
Collateral dependent loans without a valuation allowance	7,428	7,518	5,553	0
Total collateral dependent loans	$12,403	$12,488	$10,691	$0
Total loans past due 30-89 days and still accruing	$2,150	$2,193	$5,810	$0
Nonperforming assets,
Total nonaccrual loans	$8,371	$8,566	$6,762	$0

TABLE 9 - ANALYSIS OF THE ALLOWANCE FOR CREDIT LOSSES ON LOANS

(Dollars In Thousands)

	3 Months	3 Months	3 Months	6 Months	6 Months
	Ended	Ended	Ended	Ended	Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2026	2026	2025	2026	2025
Balance, beginning of period	$33,832	$31,048	$20,172	$31,048	$20,035
Charge-offs	(300)	(10,833)	(582)	(11,133)	(699)
Recoveries	703	25	34	728	60
Net recoveries (charge-offs)	403	(10,808)	(548)	(10,405)	(639)
(Credit) Provision for credit losses on loans	(1,652)	13,592	2,075	11,940	2,303
Balance, end of period	$32,583	$33,832	$21,699	$32,583	$21,699

Net recoveries (charge-offs) as a % of average gross loans (annualized)	0.07%	(1.83)%	(0.12)%	(0.88)%	(0.07)%

	3 Months	3 Months	3 Months	6 Months	6 Months
	Ended	Ended	Ended	Ended	Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2026	2026	2025	2026	2025
(Credit) provision for credit losses:
Loans receivable	$(1,652)	$13,592	$2,075	$11,940	$2,303
Off-balance sheet exposures	(194)	10	279	(184)	287
Total (credit) provision for credit losses	$(1,846)	$13,602	$2,354	$11,756	$2,590

TABLE 10 - DEPOSIT COMPOSITION

(Dollars In Thousands)

					June 30, 2026 vs
	June 30,	March 31,	December 31,	June 30,	March 31, 2026
	2026	2026	2025	2025	$	%
Deposits, excluding brokered:
Noninterest-bearing demand deposits	$557,892	$568,478	$531,442	$507,317	$(10,586)	(1.9)%
Interest checking	721,072	691,504	665,317	543,932	29,568	4.3%
Money market	409,327	392,430	389,362	368,068	16,897	4.3%
Savings	342,229	355,797	371,039	196,600	(13,568)	(3.8)%
Time deposits	573,215	591,142	603,706	488,854	(17,927)	(3.0)%
Sub-total	$2,603,735	$2,599,351	$2,560,866	$2,104,771	$4,384	0.2%
Brokered deposits	0	702	3,850	5,005	(702)	(100.0)%
Total Deposits and Brokered Deposits	$2,603,735	$2,600,053	$2,564,716	$2,109,776	$3,682	0.1%

TABLE 11 - CONTINGENT LIQUIDITY

(Dollars In Thousands)

	June 30,	March 31,	December 31,	June 30,
	2026	2026	2025	2025
Highly Liquid Available Funding:
Available Credit Facilities:
Federal Home Loan Bank of Pittsburgh	$971,125	$948,272	$785,822	$780,008
Federal Reserve Bank Discount Window	24,882	24,632	25,484	17,545
Other correspondent banks	75,000	75,000	75,000	75,000
Unencumbered available-for-sale debt securities	316,129	315,391	319,624	267,695
Total Highly Liquid Available Funding	$1,387,136	$1,363,295	$1,205,930	$1,140,248

Uninsured Deposits Information	June 30,	March 31,	December 31,	June 30,
	2026	2026	2025	2025
Total Deposits - C&N Bank	$2,610,552	$2,620,675	$2,584,952	$2,127,673

Estimated Total Uninsured Deposits	$820,235	$856,022	$811,209	$649,184
Portion of Uninsured Deposits that are
Collateralized	167,823	171,335	172,585	133,621
Uninsured and Uncollateralized Deposits	$652,412	$684,687	$638,624	$515,563

Uninsured and Uncollateralized Deposits as
a % of Total Deposits	25.0%	26.1%	24.7%	24.2%

Available Funding from Credit Facilities	$1,071,007	$1,047,904	$886,306	$872,553
Fair Value of Available-for-sale Debt
Securities in Excess of Pledging Obligations	316,129	315,391	319,624	267,695
Highly Liquid Available Funding	$1,387,136	$1,363,295	$1,205,930	$1,140,248

Highly Liquid Available Funding as a % of
Uninsured Deposits	169.1%	159.3%	148.7%	175.6%

Highly Liquid Available Funding as a % of
Uninsured and Uncollateralized Deposits	212.6%	199.1%	188.8%	221.2%

NON-GAAP RECONCILIATIONS

TABLE 12 - PPNR NON- GAAP RECONCILIATION

(Dollars In Thousands)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
Calculation of PPNR:	2026	2026	2025	2026	2025
Net Income (GAAP)	$14,057	$273	$6,117	$14,330	$12,410
Add: Provision for income taxes	3,368	62	1,415	3,430	2,826
Add: (Credit) provision for credit losses	(1,846)	13,602	2,354	11,756	2,590
Less: Realized gains on available-for-sale debt securities	(1)	(26)	0	(27)	0
Add: Merger-related expenses	0	0	167	0	167
Add: Adjustments to reflect net interest income on a fully taxable-equivalent basis	237	231	220	468	431
PPNR (non-GAAP)	$15,815	$14,142	$10,273	$29,957	$18,424

Pre-tax, pre-provision net revenue (“PPNR”), a non-GAAP financial measure, includes net interest income on a fully taxable-equivalent basis plus noninterest income minus total noninterest expense but excludes (credit) provision for credit losses, realized gains or losses on securities, the income tax provision and merger-related expenses and other nonrecurring items included in earnings. Management believes disclosure of PPNR provides useful information for evaluating C&N’s financial performance without the impact of realized gains or losses on securities or nonrecurring items or events that may obscure trends in C&N’s underlying performance. This non-GAAP data should be considered in addition to results prepared in accordance with GAAP, and is not a substitute for, or superior to, GAAP results.

TABLE 13 - EFFICIENCY RATIO- NON-GAAP

(In Thousands)	3 Months Ended			6 Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2026	2026	2025	2026	2025
EFFICIENCY RATIO - NON-GAAP
Net Interest Income on a Fully Taxable-Equivalent Basis	$29,855	$28,685	$21,362	$58,540	$41,548
Noninterest Income, Excluding Net Realized Gains on Available-for-sale Debt Securities	9,799	8,169	8,142	17,968	15,150
Total (1)	$39,654	$36,854	$29,504	$76,508	$56,698
Noninterest Expense, Excluding Merger-Related Expenses (2)	$23,839	$22,712	$19,231	$46,551	$38,274
Efficiency Ratio = (2)/(1)	60.12%	61.63%	65.18%	60.84%	67.51%

The efficiency ratio, a non-GAAP measure is calculated as shown above.  For purposes of calculating the efficiency ratio, net interest income on a fully taxable-equivalent basis includes amounts of interest income on tax-exempt securities and loans that have been increased to a fully taxable-equivalent basis, using C&N's marginal federal income tax rate of 21%. A reconciliation of net interest income under U.S. GAAP as compared to net interest income as adjusted to a fully taxable-equivalent basis is provided below. In the calculation above, Management excluded merger-related expenses due to the nonrecurring nature of these expenses.

The following table is a reconciliation of net interest income under U.S. GAAP as compared to net interest income as adjusted to a fully taxable-equivalent basis.

(In Thousands)	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2026	2026	2025	2026	2025
Net Interest Income Under U.S. GAAP	$29,618	$28,454	$21,142	$58,072	$41,117
Add: fully taxable-equivalent interest income adjustment from tax-exempt securities	87	85	79	172	154
Add: fully taxable-equivalent interest income adjustment from tax-exempt loans	150	146	141	296	277
Net Interest Income as adjusted to a fully taxable-equivalent basis	$29,855	$28,685	$21,362	$58,540	$41,548

NON-GAAP RECONCILIATIONS, Continued

TABLE 14 - TANGIBLE COMMON EQUITY AND TANGIBLE COMMON BOOK VALUE PER SHARE - NON-GAAP RECONCILIATION

Tangible common book value per share and tangible common equity as a percentage of tangible assets are non-GAAP financial measures. Management believes this non-GAAP information is helpful in evaluating the strength of C&N's capital and in providing an alternative valuation of C&N's net worth.

(In Thousands)	June 30,	March 31,	December 31,	June 30,
	2026	2026	2025	2025
Total Assets	$3,151,984	$3,164,340	$3,132,469	$2,610,875
Less: Intangible Asset, Goodwill	(63,311)	(63,311)	(63,311)	(52,505)
Less: Intangible Asset, Core Deposit Intangibles, net	(9,944)	(10,758)	(11,573)	(1,868)
Related Tax Effect on Core Deposit Intangibles, net	2,188	2,367	2,546	411
Tangible Assets (3)	$3,080,917	$3,092,638	$3,060,131	$2,556,913
Total Stockholders' Equity	$346,139	$335,564	$341,714	$286,357
Less: Goodwill	(63,311)	(63,311)	(63,311)	(52,505)
Less: Intangible Asset, Core Deposit Intangibles, net	(9,944)	(10,758)	(11,573)	(1,868)
Related Tax Effect on Core Deposit Intangibles, net	2,188	2,367	2,546	411
Tangible Common Equity (4)	$275,072	$263,862	$269,376	$232,395

Common Shares Outstanding, End of Period (5)	17,942,105	17,909,958	17,823,444	15,514,943
Common Book Value per Share (GAAP)	$19.29	$18.74	$19.17	$18.46
Tangible Common Book Value per Share = (4)/(5)	$15.33	$14.73	$15.11	$14.98
Tangible Common Equity (4) / Tangible Assets (3)	8.93%	8.53%	8.80%	9.09%

TABLE 15 – RETURN ON AVERAGE TANGIBLE COMMON EQUITY - NON-GAAP RECONCILIATION

(In Thousands)	3 Months Ended			6 Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2026	2026	2025	2026	2025
Average Common Tangible Equity:
Average stockholders' equity (GAAP)	$339,249	$346,137	$282,674	$342,674	$280,421
Less: Goodwill	(63,311)	(63,311)	(52,505)	(63,311)	(52,505)
Less: Intangible Asset, Core Deposit Intangibles, net	(10,400)	(11,219)	(1,920)	(10,807)	(1,972)
Related Tax Effect on Core Deposit Intangibles, net	2,288	2,468	422	2,378	434
Average Tangible Common Equity (non-GAAP) (1)	$267,826	$274,075	$228,671	$270,934	$226,378

Net Income- GAAP	$14,057	$273	$6,117	$14,330	$12,410
Annualized Net Income- GAAP (2)	$56,228	$1,092	$24,468	$28,660	$24,820
Return on Average Tangible Common Equity = (1)/(2)	20.99%	0.40%	10.70%	10.58%	10.96%